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                                                                   EXHIBIT 10.34
                                    FORM OF
                                   AGREEMENT
                                   ---------


     This Agreement (this "Agreement") is made and entered into this ___ day of _______, 1997, by and between The Prime Group, Inc. ("PGI"), Darryl W. Copeland, Jr. ("Copeland") and Mark J. Schulte ("Schulte").

                                   WITNESSETH
                                   ----------


     A. Contemporaneously with the execution of this Agreement, Copeland is entering into an Employment Agreement (the "Employment Agreement") with Brookdale Living Communities, Inc. ("Employer"), of which PGI is a stockholder and Schulte is the President and Chief Executive Officer and a stockholder.

     B. As stockholders of Employer, PGI and Schulte will both benefit from the unique skills, experience and background which Copeland will bring to Employer.

     C. In order to induce Copeland to enter into the Employment Agreement, PGI and Schulte have each agreed to transfer and assign to Copeland certain shares of common stock of Employer held by them upon satisfaction of certain conditions.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, the parties hereby agree as follows:

     1. Subject to Section 2 hereof, in the event that Employer's after-tax earnings per share plus depreciation and amortization on a fully diluted basis for the period commencing on the date hereof through December 31, 1998 (the "Measurement Period"), determined on a cumulative basis in accordance with generally accepted accounting principals and auditing standards and practices, consistently applied, equals or exceeds the earnings per share plus depreciation and amortization set forth in Employer's Board of Directors approved annual basis plans for the Measurement Period (the "EPS Target"), then PGI and Schulte each agrees to transfer and assign to Copeland, subject to any applicable withholding tax requirements, 22,500 shares and 2,500 shares, respectively, of the common stock of Employer (collectively, the "Incentive Stock") within thirty
(30) days after the conclusion of the Measurement Period.

     2. In the event that Copeland's employment with Employer is terminated pursuant to Section 5(a)(ii) or 5(b)(ii) of the Employment Agreement prior to the conclusion of the Measurement Period, Copeland shall forfeit any and all rights to receive the Incentive Stock. In the event that Copeland's employment with Employer is terminated pursuant to Section 5(b)(i) of the Employment Agreement prior to the conclusion of the Measurement Period, subject to any applicable withholding tax requirements, Copeland shall be entitled to receive the Incentive Stock. In the event that Copeland's employment with Employer is terminated pursuant to Section 5(a)(i), 5(a)(iii) or 5(c) of the Employment Agreement prior to January 1, 1998, Copeland, or his heirs, executor or personal
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representatives, as applicable, shall be entitled to receive, subject to any applicable withholdings tax requirements, 50% of the Incentive Stock, provided that the EPS Target for the period commencing on the date hereof and ending on
December 31, 1998 is met.   In the event that Copeland's employment with
Employer is terminated pursuant to Section 5(a)(i), 5(a)(iii) or 5(c) of the Employment Agreement during 1998, Copeland, or his heirs, executor or personal representatives, as applicable shall be entitled to receive, subject to any applicable withholding tax requirements, 100% of the Incentive Stock, provided that the EPS Target is met at the conclusion of the Measurement Period.

     3. Each of Copeland, Schulte and PGI acknowledges and agrees, for purposes of Sections 83, 61 and 1001 of the Internal Revenue Code of 1986, as amended (the "Code") as follows:

     (a) No "transfer" of any of the Incentive Stock shall occur, unless, until and to the extent the conditions described in Section 1 and 2 of this Agreement are met with respect to any such Incentive Stock;

     (b) Upon the transfer of Incentive Stock to Copeland, such Incentive Stock shall not be subject to any "substantial risk of forfeiture"; and

     (c) Based on the foregoing subsection (a) and (b), Copeland may not and will not file any election under Code Section 83(b) in respect of the Incentive Stock which may be transferred under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      THE PRIME GROUP, INC.


                                      By:  ___________________________________

                                      Title:  ________________________________



                                      ________________________________________
                                      Darryl W. Copeland, Jr.



                                      _________________________________________
                                      Mark J. Schulte

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